Exhibit 10.1

AMENDMENT TO 2002 OUTSIDE DIRECTORS' STOCK OPTION PLAN

This Amendment, dated as of March 1, 2007 is made to the 2002 Outside Directors' Stock Option Plan, as amended (the "Plan"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Plan.

WHEREAS, Aeroflex Incorporated (the "Company") has adopted the Plan; and

WHEREAS, pursuant to Section 11 of the Plan, the Board of Directors of the Company (the "Board") has the right to amend the Plan from time to time; and

WHEREAS, the Board deems it advisable to amend the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	The following sentence is hereby added to the end of Section 4(b)(ii) of the Plan:

Notwithstanding the above, the options which would otherwise be granted under this Plan on March 1, 2007 will instead be granted on the second trading day following the date on which the Company issues a press release announcing the GA/FP Transaction; provided that, for purposes of the foregoing, if such press release is issued after 12:00 noon on any trading day or is issued on a day that is not a trading day, it shall be deemed to have been issued on the next trading day; and provided further that if the GA/FP Transaction is terminated or abandoned without having been announced by the Company in a press release, such options will be granted on the first day of the following month. As used herein, the term "GA/FP Transaction" means the proposed merger of a company formed by General Atlantic and Francisco Partners with the Company pursuant to which the holders of the Company's common shares will receive $13.50 per share in cash.

2.	This Amendment shall be governed by, interpreted under and construed in accordance with the laws of the State of Delaware.

3.	Except as modified by this Amendment, the Plan is hereby confirmed in all respects.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date and the year first written above.

AEROFLEX INCORPORATED

/s/ John Adamovich, Jr.
By:	John Adamovich, Jr.
Title:	Senior Vice President and Chief Financial Officer